Exhibit 99.1

       DeVry University to Offer West Hills Facility For Sale;
                   Expanding to San Bernardino Area

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Dec. 15, 2005--DeVry University, a subsidiary of DeVry Inc. (NYSE:DV), announced today that it plans to offer for sale its building and land located at 22801 Roscoe Boulevard in West Hills, California. The university plans to remain in the San Fernando Valley area and is considering other new facilities in the vicinity to meet current and future student demand.
    The university also announced plans to expand into the San Bernardino, California, area with the opening of a new DeVry University Center in Colton. At the new Colton center, DeVry University will offer undergraduate degree programs in business administration, technical management and computer information systems, as well as graduate degree programs in business administration, project management and information systems management through its Keller Graduate School of Management. Classes are expected to begin by summer 2006.
    "In addition to the new location, we will continue to serve the southern California market through our Irvine, Long Beach, Pomona and San Diego facilities," said John Skubiak, president of DeVry University. "The proposed sale of the West Hills facility is consistent with our efforts to improve operational efficiency by matching our facility needs to our student population."
    As one of the largest degree-granting higher education systems in North America, DeVry University provides high-quality, career-oriented associate, bachelor's and master's degree programs in technology, business and management. Approximately 53,000 students are enrolled at its 78 locations that are in 22 states and Canada, as well as through DeVry University Online. DeVry University is accredited by The Higher Learning Commission and is a member of the North Central Association
(NCA). DeVry University, a division of DeVry Inc. (NYSE:DV), is based in Oakbrook Terrace, Ill. For more information about DeVry University, visit http://www.devry.edu.

    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com/

    Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2005 filed with the SEC September 13, 2005, especially in the section entitled "Forward-Looking Statements" at the beginning of Part I and in the subsections of "Item 1 - Business" entitled "Competition," "Student Recruiting," "Accreditation and Approvals," "Tuition and Fees," "Financial Aid and Financing Student Education," "Career Services" and "Faculty."

    CONTACT: DeVry Inc.
             Joan Bates (Investor), 630-574-1949
             jbates@devry.com
             or
             Dresner Corporate Services
             Sarah Komuniecki (Media), 312-780-7208
             skomuniecki@dresnerco.com